As filed with the Securities and Exchange Commission on July 2, 2009
Registration No. 333-110099

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 6 to
Form SB-2 Registration Statement
on
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AURORA OIL & GAS CORPORATION
(Exact Name of Registrant as specified in its charter)

Utah	1311	87-0306609
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

(Address and telephone number of principal executive offices, place of business)

Name, address and telephone number of agent for service:
William W. Deneau, Chief Executive Officer
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

With a copy to:

Iris K. Linder
Fraser Trebilcock Davis & Dunlap, PC
124 West Allegan, Suite 1000
Lansing, MI 48933

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 to the Form SB-2 Registration Statement on Form S-3 amends the Form SB-2 Registration Statement of Aurora Oil & Gas Corporation (the "Company"), which was originally filed with the Securities and Exchange Commission (the "SEC") on October 30, 2003 (the "Registration Statement") to register the sale by certain of the Company's stockholders of up to 3,416,040 shares (the "Shares") of the Company's common stock, par value $0.01 per share, 466,140 of which Shares were issuable upon exercise of warrants and options.

The Company hereby removes from registration all of the Shares that have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, State of Michigan, on July 1, 2009.

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
William W. Deneau Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	OFFICE	DATE

/s/ William W. Deneau	Chief Executive Officer and	July 1, 2009
William W. Deneau	Director (Principal Executive Officer)

/s/ Barbara E. Lawson	Chief Financial Officer	July 1, 2009
Barbara E. Lawson	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Richard M. Deneau	Director	July 1, 2009
Richard M. Deneau

/s/ Gary J. Myles	Director	July 1, 2009
Gary J. Myles

/s/ Wayne G. Schaeffer	Director	July 1, 2009
Wayne G. Schaeffer

/s/ Kevin D. Stulp	Director	July 1, 2009
Kevin D. Stulp

/s/ Earl V. Young	Director	July 1, 2009
Earl V. Young

/s/ John E. McDevitt	Director	July 1, 2009
John E. McDevitt